UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2017

TeleTech Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-11919 (Commission File Number)	84-1291044 (I.R.S. Employer Identification Number)

9197 S. Peoria Street, Englewood, CO (Address of principal executive offices)	80112-5833 (Zip Code)

Registrant’s telephone number, including area code: 303-397-8100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 3, 2017, TeleTech Holdings, Inc. (“TeleTech”), through its subsidiary TeleTech Healthcare Solutions, Inc. (“TTHS”), acquired all of the outstanding shares of capital stock of Connextions, Inc., a Florida corporation (“Connextions”) from OptumHealth Holdings, LLC, a Delaware company (“OptumHealth”). Connextions is a health care technology and customer service provider with more than 2,000 employees in the United States. TTHS paid an aggregate purchase price of $80,000,000 in cash, subject to customary representations and warranties, indemnities, and net working capital adjustment as set forth in the share purchase agreement (the “Acquisition”).

In connection with the Acquisition, TeleTech and OptumHealth (directly or through affiliates) also entered into transition services agreements to facilitate the transfer of the business; and into technology and customer services agreements.

The foregoing description of the Acquisition is qualified in its entirety by reference to a definitive share purchase agreement, a copy of which will be filed with TeleTech’s quarterly report on Form 10-Q for the quarter ending March 31, 2017.

Item 7.01. Regulation FD Disclosure.

On April 4, 2017, TeleTech issued a press release announcing its acquisition of Connextions. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information, including the press release attached hereto, furnished under this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release dated April 4, 2017 announcing TeleTech’s acquisition of Connextions, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TeleTech Holdings, Inc.
(Registrant)

Date: April 4, 2017	By:	/s/ Margaret B. McLean
Margaret B. McLean, Senior Vice President, General Counsel & Corporate Secretary